Exhibit 2
                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (the "Agreement") is entered into as of December 22, 1998 by and among Impac Mortgage Holdings, Inc. (the "Company") and the purchasers identified on the signature pages hereto (the "Purchasers"). The Company desires to sell, and the Purchasers desire to purchase, an aggregate of 1,200,000 shares (the "Shares") of the Company's Series B 10.5% Cumulative Convertible Preferred stock (the "Series B Preferred Stock"), on the terms and subject to the conditions set forth herein. Accordingly, the Company and the Purchasers hereby agree as follows:

      1. Agreement to Purchase. At the Closing (as defined below), and subject to the terms and conditions set forth in this Agreement, each Purchaser (severally and not jointly) will purchase from the Company, and the Company will issue and sell to such Purchaser, the number of Shares set forth on the signature page executed by such Purchaser for a purchase price equal to $25.00 per Share.

      2. Closing. Subject to Section 6 below, the closing of the purchase and sale of the Shares (the "Closing") shall take place at 9:00 a.m. Central time on the third business day after the date of this agreement, or on such other date or at such other time as the Company and the Purchasers may agree. At or prior to the Closing, (a) each Purchaser will pay the purchase price applicable to the Shares being purchased by such Purchaser hereunder, by wire transfer of immediately available funds to an account specified by the Company, and (b) the Company will deliver, in accordance with instructions delivered by such Purchaser, a certificate or certificates representing such Shares, in such denominations and registered in such names as such Purchaser may request.

      3. Representations and Warranties of the Company. The Company represents and warrants, as of the date hereof and as of the Closing, as follows:

            (a) Each of the representations and warranties of the Company contained in Section 3 of the Placement Agency Agreement, dated December 22, 1998, between the Company and EVEREN Securities, Inc. (the "Placement Agency Agreement") are true and correct, and such representations and warranties are deemed to be made by the Company to the Purchasers hereunder, as if such representations and warranties were included in this Agreement in their entirety.

            (b) To the Company's knowledge, except for such information as shall be disclosed by the Company on or before the date hereof in a press release substantially in the form attached hereto as Exhibit A, the Company has not provided to any Purchaser any information that constitutes or may constitute material information that has not been disclosed to the public within the meaning of Section 10 of the Securities Exchange Act of 1934, as amended or Rule 10b-5 thereunder.

            (c) Attached hereto as Exhibit B are true and correct copies of resolutions duly adopted by the Board of Directors of the Company, which (among other things) exclude the


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issuance of the Shares hereunder and the acquisition of shares of the Company's common stock, $.01 par value per share (the "Common Stock") upon conversion or redemption of such Shares from the application of certain restrictions contained in the Company's charter. Such resolutions were duly adopted by the Board of Directors of the Company and have not been amended or repealed. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation to which the Company or its subsidiaries or operations is subject is applicable to the sale of Shares or the acquisition of Common Stock by the Purchasers upon conversion or redemption of such Shares or to the Purchasers solely as a result of their acquisition of such Shares or Common Stock. No Purchaser will become an "Acquiring Person" within the meaning of the Rights Agreement, dated as of October 7, 1998, between the Company and BankBoston, N.A. (as amended, the "Rights Agreement") solely as a result of purchasing Shares hereunder or acquiring Common Stock upon conversion or redemption of such Shares. Attached hereto as Exhibit C is a true and correct copy of an amendment to the Rights Agreement, which has been duly adopted by all necessary action on the part of the Company and the rights agent named therein and is in full force and effect.

            (d) The Company acknowledges that the Purchasers are relying on the foregoing representations and warranties as an inducement to consummate the transactions contemplated by this Agreement. Such representations and warranties shall survive delivery of and payment for the Shares hereunder.

      4. Representations and Warranties of the Purchasers. Each Purchaser (severally and not jointly) represents and warrants to the Company, as of the date hereof and as of the Closing, that such Purchaser has not effected any transactions in the Common Stock since October 30, 1998.

      5. Covenants. The Corporation shall take all action necessary to ensure that any shares of Common Stock issued upon conversion or redemption of, or as a distribution in respect of, the Shares are at all times (a) freely tradable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws (other than shares of Common Stock that are held by an "affiliate," as defined in Rule 144 under the Act) and (b) are listed on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

      6. Conditions to Closing. The obligations of each Purchaser hereunder are subject to the satisfaction, at or prior to the Closing, of the following conditions:

            (a) The representations and warranties of the Company are true and correct as of the date hereof and as of the date of the Closing, as if such representations and warranties had been made on and as of such dates, and the Company has performed all of its obligations hereunder that are required to be performed at or prior to the Closing, and such Purchaser has received a certificate from the Company, dated as of the date of the Closing, to such effect.

            (b) Such Purchaser has received a copy of the secretary's certificate delivered pursuant to the Placement Agency Agreement, which certificate will reference this paragraph.


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            (c) Such Purchaser has received a legal opinion from the Company's counsel substantially in the form attached hereto as Exhibit D.

            (d) Such Purchaser has received a legal opinion from the Company's Maryland counsel substantially in the form attached hereto as Exhibit E.

      7. Miscellaneous.

            (a) The terms and conditions of this Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter. This Agreement may be modified only in a writing signed by the party against whom such modification is to be enforced.

            (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland applicable to agreements between residents of Maryland wholly executed and wholly performed therein.

            (c) The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            (d) This Agreement may be executed in one or more counterparts, and such counterparts shall together constitute one and the same agreement.

            (e) The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered in connection herewith, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


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      IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                          IMPAC MORTGAGE HOLDINGS, INC.

                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


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

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

      The undersigned hereby execute this counterpart signature page of the Stock Purchase Agreement, dated as of December 22, 1998, by and among Impac Mortgage Holdings, Inc. and the undersigned Purchasers.

                                          Number of Shares
                                          of Series B             Purchase
MONTROSE INVESTMENTS LTD.                 Preferred Stock         Price
                                          ---------------         -----

By:                                       268,000                 $6,700,000
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                          Number of Shares
                                          of Series B             Purchase
WESTOVER INVESTMENTS L.P.                 Preferred Stock         Price
                                          ---------------         -----

By:                                       132,000                 $3,300,000
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                          Number of Shares
                                          of Series B             Purchase
PRIME ACQUISITION CORP.                   Preferred Stock         Price
                                          ---------------         -----

By:                                       800,000                 $20,000,000
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


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